                                                                    EXHIBIT 11

                                   Tetra Tech, Inc.
                      Computation of Net Income Per Common Share
                                     (Unaudited)


$ in thousands, except share data

                                               Three Months Ended           Nine Months Ended
                                            ------------------------   ----------------------------
                                             June 29,      June 30,        June 29,        June 30,
                                               1997          1996            1997           1996
                                           -----------   -----------     -----------    -----------
Primary:
  Common stock outstanding, beginning
   of period..............................  14,436,958    14,081,072      14,127,002     13,235,309
  Stock options exercised.................      44,484        29,430         104,621         84,957
  Stock Purchase plan issuance............      98,585            --          98,585             --
  Payment of fractional/canceled shares...          --          (189)             --           (189)
  Issuance of common stock................   1,684,224            --       1,934,043        790,236
                                           -----------   -----------     -----------    -----------

  Common stock outstanding, end
   of period..............................  16,264,251    14,110,313      16,264,251     14,110,313
                                           -----------   -----------     -----------    -----------
                                           -----------   -----------     -----------    -----------

  Preferred stock outstanding.............   1,231,840            --       1,231,840             --
                                           -----------   -----------     -----------    -----------
                                           -----------   -----------     -----------    -----------

  Weighted average common stock
   outstanding during the period..........  14,833,853    14,094,911      14,420,063     13,941,025

  Common stock equivalents under the
   treasury stock method assuming the
   exercise of options and warrants
   and the conversion of preferred
   stock..................................     598,573       469,693         498,145        465,471
                                           -----------   -----------     -----------    -----------
     Total................................  15,432,426    14,564,604      14,918,208     14,406,496
                                           -----------   -----------     -----------    -----------
                                           -----------   -----------     -----------    -----------

  Net income as reported in consolidated
   financial statements................... $ 3,644,000   $ 2,625,000     $ 9,111,000    $ 6,951,000
                                           -----------   -----------     -----------    -----------
                                           -----------   -----------     -----------    -----------


  Primary net income per common share..... $      0.24   $      0.18     $      0.61    $      0.48
                                           -----------   -----------     -----------    -----------
                                           -----------   -----------     -----------    -----------
Fully Diluted:
  Weighted average common shares
   outstanding during the period..........  14,833,853    14,094,911      14,420,063     13,941,025

  Common stock equivalents under the
   treasury stock method assuming the
   exercise of options and warrants
   and the conversion of preferred
   stock..................................     811,877       531,078         660,232        539,212
                                           -----------   -----------     -----------    -----------
     Total................................  15,590,678    14,625,989      15,061,945     14,480,237
                                           -----------   -----------     -----------    -----------
                                           -----------   -----------     -----------    -----------

  Net income as reported in consolidated
   financial statements................... $ 3,644,000   $ 2,625,000     $ 9,111,000    $ 6,951,000
                                           -----------   -----------     -----------    -----------
                                           -----------   -----------     -----------    -----------
  Fully diluted net income per common
   share.................................. $      0.23   $      0.18     $      0.60    $      0.48
                                           -----------   -----------     -----------    -----------
                                           -----------   -----------     -----------    -----------


              See accompanying notes to the condensed consolidated
                            financial statements.


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